Exhibit 10.63

Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) is the type that the Company treats as private or confidential.

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (the “Agreement”) is made and entered into as of

October 16, 2025, by and between James Corbett (the “Employee”) and AVITA Medical, Inc. (the “Company”) (the Employee and the Company collectively referred to as the “Parties,” or individually referred to as a “Party”).

RECITALS

WHEREAS, the Employee was employed by the Company;

WHEREAS, the Employee entered into an executive employment agreement with the

Company with an effective date of September 26, 2022, as amended by the Amendment One to Employment Agreement, dated March 16, 2023 (as amended, the “Employment Agreement”);

WHEREAS, the Employee’s employment with the Company terminated, effective October

16, 2025 (the “Termination Date”), due to the Company’s termination of the Employee without

“Cause” (as defined in the Employment Agreement); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees (as defined below), including, but not limited to, any and all claims arising out of or in any way related to the Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and the Employee hereby agree as follows:

COVENANTS

1.
Consideration. In consideration of the Employee’s execution of this Agreement and the Employee’s fulfillment of all of its terms and conditions, and provided that the Employee does not revoke the Agreement under the Acknowledgement of Waiver of Claims under the applicable ADEA Section below, the Company will provide to the Employee the payments and benefits set forth in, and pursuant to, Section 5.5 of the Employment Agreement.
2.
Transition Services. Commencing on the Termination Date and ending on January 30, 2026 (such period, the “Transition Period”), the Employee shall be considered a non-employee advisor to the Company (an “Advisor”) during which the Employee shall consult on transition matters relating to the Employee’s separation from the Company. As consideration for Employee’s service as an Advisor, (i) the Employee shall continue to vest in his outstanding equity awards with respect to the Company through January 30, 2026, and (ii) the post-termination exercise period relating to the Employee’s outstanding options with respect to the Company shall expire on July 30, 2026. Other than continued vesting of the Employee’s outstanding equity awards and the extended post-termination exercise period for the Employee’s outstanding options, the Employee shall receive no further consideration for his services as an Advisor during the Transition Period. For the avoidance of doubt, during the Transition Period, the Employee’s services as an Advisor shall be below 20% of the Employee’s average level of services to the Company and its affiliates over the 36-month period ending on the Termination Date.
3.
Final Paycheck; Benefits; Reimbursements.

Exhibit 10.63

a.
Final Paycheck; Benefits. The Employee acknowledges that, on October 31, 2025, the Company paid the Employee (i) the Accrued Obligations (as defined in the Employment Agreement) and (ii) the first installment of the severance payments contemplated under the Employment Agreement (the amounts represented in (i) and (ii) resulted in aggregate payments to the Employee (on a gross basis) of $82,845). Further, by executing this Agreement the Employee acknowledges that Employee has submitted any request for expense reimbursement under the Company’s applicable expense reimbursement policy and Section 4.5 of the Employment Agreement. Except as set forth in this Agreement or as otherwise required under applicable law (including without limitation the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), the Employee’s participation in and rights under any Company employee benefit plans and programs will be governed by the terms and conditions of those plans and programs, which plans, programs, terms, and conditions may be amended, modified, suspended or terminated by the Company at any time for any or no reason to the extent permitted by law. In addition, the Company agrees to allow the Employee to keep possession of one Company laptop (the Company laptop that the Employee used when traveling on business for the Company) on the condition that the Employee organizes that such laptop be “wiped” in accordance with the Company’s information technology policies and practices at the Company’s Irvine location before execution of this Agreement by the Parties.
b.
Reimbursements. The Employee agrees that Employee owes the Company an aggregate amount of [***] for credits to Employee’s personal airline account and Employee shall reimburse the Company for such amounts, no later than five (5) business days following the date the Employee executes this Agreement, with such payment to be sent to the Company by wire transfer to the following details of the Company’s account at Bank of America:

i. [***]

4.
Release of Claims. The Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to the Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, and subsidiaries, and predecessors, successors, and assigns of each of the foregoing individuals and entities, including, but not limited to, AVITA Medical Americas, LLC (collectively, the “Releasees”). The Employee, on the Employee’s own behalf and on behalf of the Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, on an individual or representative basis, whether presently known or unknown, suspected or unsuspected, that the Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until, and including, the date the Employee signs this Agreement, including, without limitation:
a.
any and all claims relating to or arising from the Employee’s employment relationship with the Company and the termination of that employment relationship;

b. any and all claims relating to, or arising from, the Employee’s right to

Exhibit 10.63

purchase, or actual purchase of shares of stock of the Company or AVITA Medical Pty. Limited, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law or under the laws of any other country, and securities fraud under any state or federal law or under the laws of any other country;

c.
any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.
any and all claims for violation of any federal, state, or municipal statute or of any statute of any other country, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act and similar state laws, the Age Discrimination in Employment Act of 1967 (the “ADEA”), the Older Workers Benefit Protection Act, the

Employee Retirement Income Security Act of 1974, the Worker Adjustment and

Retraining Notification Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act of

2002, the Immigration Reform and Control Act, the California Family Rights Act, the

California Labor Code, the California Workers’ Compensation Act, the California Fair

Employment and Housing Act, and the Corporations Act 2001 (Cth);

e.
any and all claims for violation of the federal or any state constitution;
f.
any and all claims arising out of any other laws and regulations of any country relating to employment or employment discrimination;

g.
any and all claims arising out of any laws and regulations relating in any way to employment, or the holding of any office (including any directorship) related to employment, under the Australian Commonwealth or any Australian State or Territory jurisdiction; and

h.
any and all claims for attorneys’ fees and costs.

The Employee agrees that the release set forth in this Section 4 of this Agreement shall be in effect, and remain in effect, in all respects as a complete general release as to the matters released. This release does not waive any right or claim the Employee may have to unemployment compensation benefits or workers’ compensation benefits, payment of the Accrued Obligations or severance as provided for in Section 1 of this Agreement and Section 5.5 of the Employment Agreement, any vested rights under the Company’s employee benefits plans as applicable on the date the Employee signs this Agreement, or any rights to indemnification under the Company’s director and officer insurance and/or executive and officer insurance policies (it being understood and agreed that this Agreement does not create or expand upon any such rights to indemnification), or any claims that the controlling law clearly states may not be released by private agreement.

5.
Acknowledgment of Waiver of Claims under the ADEA. The Employee acknowledges that he is waiving and releasing any rights the Employee may have under the ADEA against the Releasees, and any and all damages and disputes that have arisen prior to the date the Employee signs this Agreement, except as expressly stated herein, and that this waiver and release is knowing and voluntary. The Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date the Employee signs this Agreement. The Employee acknowledges that the consideration given for this waiver and release is in addition to

Exhibit 10.63

anything of value to which the Employee was already entitled. The Employee further acknowledges that the Employee has been advised by this writing that: (a) the Employee should consult with an attorney of his own choosing regarding this Agreement and its effects prior to executing this Agreement, and by executing this Agreement, he acknowledges and represents that he has done so, or has knowingly and voluntarily waived the right to do so; (b) the Employee has twenty-one (21) days within which to consider this Agreement; (c) the Employee has seven (7) days following his execution of this Agreement to revoke this Agreement (the “Revocation Period”); (d) this Agreement shall not be effective until after the Revocation Period has expired without revocation by the Employee; and (e) nothing in this Agreement prevents or precludes the Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by applicable federal law. In the event the Employee signs this Agreement and returns it to the

Company in less than the 21-day period identified in subsection (b) of this Section 5 of this Agreement, the Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. The Employee acknowledges and understands that revocation must be accomplished by a written notification to the undersigned Company representative and that such revocation must be received by the indicated Company representative prior to the Effective Date (as defined in Section 21 below). The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period identified in subsection (b) of this Section 5 of this Agreement.

6.
California Civil Code Section 1542. The Employee acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE

CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT

TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING

THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

7.
Other Agreements. Nothing in this Agreement modifies, limits or restricts the

Employee’s continuing obligations under the Employment Agreement and any other agreements involving the Company to which Employee is a party (collectively, the “Other Agreements”). All such obligations shall remain in full force and effect in accordance with their respective terms.

8.
No Pending Actions or Claims. The Employee represents and warrants that (a) the Employee is the sole owner of all claims released in this Agreement, (b) the Employee has not filed or initiated any legal or other proceeding against any of the Releasees (provided, however, that the Employee need not disclose to the Company, and the foregoing representation and warranty in subsection (b) of this Section 8 of this Agreement does not apply to, any Protected Activity (as defined in Section 12 below), (c) the Employee is the sole owner of the claims released in this Agreement, (d) none of these claims has been transferred or assigned, or caused to be transferred or assigned, to any other person, firm or other legal entity, and (e) the Employee has the full right and power to grant, execute, and deliver the releases, undertakings, and agreements contained in this Agreement.

9.
Breach. In addition to the rights provided in Section 16 of this Agreement

(“Attorneys’ Fees”), the Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by the Employee challenging or seeking a

Exhibit 10.63

determination in good faith of the validity of the waiver herein under the ADEA, shall entitle the Company immediately to recover and/or cease providing the consideration provided to the Employee under this Agreement and in accordance with Section 5.5 of the Employment Agreement, and to obtain damages, except as provided by law; provided, however, that the Company shall not recover

One Hundred Dollars ($100.00) of the consideration already paid pursuant to this Agreement and Section 5.5 of the Employment Agreement and such amount shall serve as full and complete consideration for the promises and obligations assumed by the Employee under this Agreement.

10.
No Admission of Liability. The Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by the Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to the Employee or to any third party.

11.
Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

12.
Protected Activity. The Employee understands that nothing in this Agreement shall in any way limit or prohibit the Employee from engaging for a lawful purpose in any Protected Activity; provided, however, that the Employee agrees not to seek or accept any monetary award from such a proceeding (except with respect to proceedings before the Securities and Exchange Commission (the “SEC”)). For purposes of this Agreement, “Protected Activity” shall mean (a) filing a charge, complaint, or report with, or otherwise communicating with, cooperating with or participating in, any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the SEC, the Equal Employment Opportunity Commission, the California Civil Rights Department, the Occupational Safety and Health

Administration, and the National Labor Relations Board (taken together, the “Government Agencies”), (b) discussing the terms and conditions of the Employee’s employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act, (c) disclosing or discussing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Employee has reason to believe is unlawful, or, (d) complying with any applicable law, regulation, or a valid order of a court of competent jurisdiction or an authorized Government Agency, provided that, the Employee’s compliance does not exceed the requirements of such law, regulation, or order. The Employee understands that in connection with such Protected Activity, the Employee is permitted to disclose documents or other information to Government

Agencies as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, the Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the relevant Government Agencies. The Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement. However, the Employee covenants and promises that the Employee waives, releases, and will not seek or accept compensation or other personal benefits from the Company arising out of any Government Agency action related to any Released Claims, except for any award in exchange for providing information to the SEC. If the Employee is ever awarded or recovers in any forum any amount from the Company as to any claim released by this Agreement (except under the ADEA, if Employee is lawfully allowed to pursue such a claim, or any bounty or similar award awarded to the Employee by the SEC), the Employee hereby assigns the right to any such amounts to the Company and agrees to immediately tender the same to the Company.

13.
No Representations. The Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the

Exhibit 10.63

provisions of this Agreement. The Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement or the Employment Agreement. The Employee acknowledges that there has been an opportunity to negotiate the terms of this Agreement and that the Agreement will not be interpreted as an employer promulgated agreement.

14.
Waiver. No Party shall be deemed to have waived any right, power or privilege under this Agreement or any provisions hereof unless such waiver shall have been duly executed in writing and delivered to the Party to be charged with such waiver. The failure of any Party at any time to insist on performance of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof. No waiver of any breach of this Agreement shall be held to be a waiver of any other subsequent breach.

15.
Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, such provision may be modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will otherwise be enforced to the fullest extent permitted by law. If such modification is not possible, such provision, except Sections 4 and 5 of this Agreement, will be severed and the remainder of this Agreement shall continue in full force and effect without said provision or portion of provision.

16.
Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action to the extent permitted by law.

17.
Entire Agreement. This Agreement and the continuing obligations that extend beyond the Termination Date, as set forth in the Employment Agreement, represent the entire agreement and understanding between the Company and the Employee concerning the subject matter of this Agreement, and the Employee’s employment with and separation from the Company and the events leading thereto and associated therewith.

18.
No Oral Modification. This Agreement may only be amended in a writing signed by the Employee and an authorized officer of the Company, except as otherwise provided in Section 15 above.

19.
409A Compliance. This Agreement, and the severance benefits paid under Section

5.5 of the Employment Agreement, are intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A, and each payment hereunder (including pursuant to the Employment Agreement) shall be considered a separate payment. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event, and in a manner, that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. Any payments to be made under this Agreement upon a termination of employment shall only be made if such termination of employment constitutes a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any

Exhibit 10.63

portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.

20.
Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. The Employee consents to personal and exclusive jurisdiction and venue in Los Angeles, California.

21.
Effective Date. Employee understands that this Agreement shall be null and void if not executed by the Employee, and returned to the Company, by the twenty-one (21) day period set forth in subsection (b) of Section 5 of this Agreement. The Employee has seven (7) days after he executes this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after the Employee executed and returned this Agreement to the Company, without revocation of the Agreement (the “Effective Date”).

22.
Counterparts. This Agreement may be executed in counterparts that may be executed, exchanged, and delivered by facsimile, photo, e-mail PDF, or an accredited secure signature service, or other electronic transmission or signature. Each counterpart will be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

23.
Voluntary Execution of the Agreement. The Employee understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of the Employee’s claims against the Company and any of the other Releasees. The Employee acknowledges that:

(a)
The Employee has read this Agreement;

(b)
The Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Employee’s own choice, or has elected not to retain legal counsel;

(c)
The Employee understands the terms and consequences of this

Agreement and of the releases it contains; and

(d) The Employee is fully aware of the legal and binding effect of this Agreement.

Exhibit 10.63

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

James Corbett

/s/ James Corbett

Date: 11/10/2025

AVITA MEDICAL, INC.

/s/ Michael Tarnoff

By: Dr. Michael Tarnoff

Title: Chair, Human Capital and Compensation

Committee, Board of Directors of the Company

Date: 11/11/2025